                                                                   EXHIBIT 10.16

                          DEBENTURE PURCHASE AGREEMENT


         THIS DEBENTURE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 10, 2000, by and among ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), and RDVEPCO, L.L.C., a Michigan limited liability company ("RDVEPCO"), GROUP ONE INVESTORS, L.L.C., a Delaware limited liability company and HOLIDAY RETIREMENT 2000, LLC, a Washington limited liability company (each individually an "Original Purchaser" and, collectively, the "Original Purchasers"), and the ELSA D. PRINCE LIVING TRUST (the "Trust") and RDV MANOR CARE, L.L.C., a Michigan limited liability company ("RDVMC" and, together with the Trust and the Original Purchasers, the "May Purchasers") and THE TORONTO-DOMINION BANK, a Canadian chartered bank ("TD").

                                R E C I T A L S:

         WHEREAS, the Company and the Original Purchasers entered into that certain Purchase Agreement dated as of April 26, 2000 ("the Original Purchase Agreement");

         WHEREAS, pursuant to that certain First Amendment to Purchase Agreement ("First Amendment") dated as of May 31, 2000 by and among the Company and the May Purchasers, the Original Purchase Agreement was amended (as so amended, the "Amended Purchase Agreement");

         WHEREAS, the Company and the May Purchasers desire to further modify and amend the Amended Purchase Agreement in certain respects, as is more particularly described below; and

         WHEREAS, TD wishes to acquire from the Company certain Series B Debentures issuable pursuant to ss. 2.2(a) of the Amended Purchase Agreement and wishes to acquire from RDVEPCO, RDVMC and the Trust (each a "Seller" and collectively, the "Sellers") certain Series B Debentures, all in the manner set forth herein.

         NOW, THEREFORE, the parties hereto promise and agree as follows:

                                    ARTICLE I

                           Definitions and References

         Section 1.1. Terms Defined in the Amended Purchase Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Amended Purchase Agreement shall have the same meanings whenever used in this Agreement.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Agreement shall have the meanings assigned to them in this Section 1.2.:

                  "Affiliate" means, with respect to any Person, either (i) any Subsidiary of such Person, or (ii) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" means this Debenture Purchase Agreement.

                  "Amendment to Registration Rights Agreement" shall mean that certain Amendment to Registration Rights Agreement in the form attached as Exhibit A hereto.

                  "AMEX" means the American Stock Exchange.

                  "Benefit Plan" is defined in Section 3.1(z) of this Agreement.

                  "Business Day" means any day except Saturday, Sunday and any day that is a legal holiday or on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Code" is defined in Section 3.1(z) of this Agreement.

                  "Common Stock" means the $.01 par value common stock of the Company.

                  "Company" has the meaning set forth in the first paragraph of this Agreement.

                  "Conversion Securities" means the Series B Stock of the Company into which the TD Securities are convertible in accordance with their respective terms or, if any of the TD Securities are exchanged for Series C Debentures pursuant to Section 7.8 hereof, the Common Stock of the Company into which such Series C Debentures are convertible in accordance with their respective terms.

                  "Current SEC Documents" is defined in Section 3.1(k)(i) of this Agreement.

                  "Debentures" means any of the debentures, including the Series B Debentures, issued or issuable pursuant to the Indenture.

                  "Environmental Laws" is defined in Section 3.1(w) of this Agreement.

                  "ERISA" is defined in Section 3.1(z) of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Hazardous Substances" is defined in Section 3.1(w) of this Agreement.

                  "Indenture" means that certain Indenture dated as of May 31, 2000 between the Company and U.S. Trust Company of Texas, N.A., as amended or supplemented from time to time, setting forth the rights and privileges of the Debentures and pursuant to which the Debentures have been and will be issued and authenticated.

                  "Leased Property" is defined in Section 3.1(y) of this Agreement.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

                  "Losses" with respect to any Person means all claims, actions, liabilities, obligations, losses, damages, penalties, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever (including, without limitation, reasonable attorney's fees) actually suffered or incurred by such Person.

                  "Managed Property" is defined in Section 3.1(y) of this Agreement.

                  "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects, is or would reasonably be expected to be materially adverse to the business, operations, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the Company's ability to perform its obligations hereunder.

                  "Maximum Percentage" means a percentage equal to (a) 5% (or such greater percentage as TD may designate from time to time consistently with laws, rules and regulations applicable to TD and its Affiliates (with the interpretation of such laws, rules and regulations to be made solely by TD) reduced by (b) 0.1% (i.e., 4.9%, if TD has not made such a designation).

                  "Owned Property" is defined in Section 3.1(y) of this Agreement.

                  "Permitted Encumbrances" is defined in Section 3.1(y) of this Agreement.

                  "Permitted Property" is defined in Section 3.1(y) of this Agreement.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Purchase Agreement" means the Amended Purchase Agreement, as amended by Article IX of this Agreement.

                  "Real Property" is defined in Section 3.1(y) of this Agreement.

                  "Restated Bylaws" is defined in Section 3.1(a) of this Agreement.

                  "Restated Certificate" is defined in Section 3.1(a) of this Agreement.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Documents" is defined in Section 3.1(k)(i) of this Agreement.

                  "Section 2.2 Debentures" is defined in Section 2.2(a) of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Sellers Debentures" is defined in Section 2.2(c) of this Agreement.

                  "Series B Debentures" means the Company's Series B 9.75% Convertible Pay-In-Kind Debentures issued or issuable pursuant to the Indenture.

                  "Series B Stock" means the Company's Series B Non-Voting Participating Preferred Stock, having the rights, preferences and limitations set forth in the Restated Certificate.

                  "Series C Debentures" means the Company's Series C 9.75% Convertible Pay-In-Kind Debentures issued or issuable pursuant to the Indenture.

                  "Subsidiary" means, as to any Person, any corporation, limited partnership, limited liability company or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference herein to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "TD Closing" is defined in Section 2.1(b) of this Agreement.

                  "TD Closing Date" is defined in Section 2.1(b) of this Agreement.

                  "TD Debentures" is defined in Section 2.1(a) of this Agreement.

                  "TD Securities" means the TD Debentures, the Sellers Debentures, any Series C Debentures issued pursuant to Section 7.8 hereof and any Debentures issued directly or indirectly in payment of interest thereon.

                  "Transaction Documents" is defined in Section 3.1(c) of this Agreement.

                  "US $", "$" and "Dollars" each mean United States dollars, the lawful currency of the United States.


                                   ARTICLE II

              Purchase of TD Debentures and Section 2.2 Debentures

   Section 2.1.   Purchase of TD Debentures; the TD Closing.

         (a) On the terms and subject to the conditions herein set forth, the Company agrees to sell to TD and TD agrees to purchase from the Company on the TD Closing Date an aggregate of US $29,904,000.00 in face amount of the Series B Debentures for a purchase price equal to the face amount thereof, constituting the remaining "Additional Debentures" issuable pursuant to Section 2.2(a) of the Purchase Agreement (the "TD Debentures").

         (b) The purchase and sale of the TD Debentures shall take place at a closing (the "TD Closing") to be held at the offices of the Company, 10000 Innovation Drive, Milwaukee, Wisconsin 53226, at 10:00 a.m. local time, on the date of this Agreement, provided that all conditions set forth in Article IV,
Article V and Article VI have been satisfied or waived, or at such other time or place on or before August 31, 2000 as the Company, the Sellers and TD mutually agree (such date, the "TD Closing Date").

         (c) Delivery of the TD Debentures shall be made at the TD Closing by delivery to TD, against payment by TD of the purchase price therefor provided in this Section 2.1, of Series B Debentures representing the TD Debentures duly registered in the name of TD.

         (d) Payment of the purchase price to the Company for the TD Debentures purchased by TD shall be made by wire transfer of same day funds to an account designated by the Company.

   Section 2.2.   Purchase of Section 2.2 Debentures.

         (a) On the terms and subject to the conditions herein set forth, each of the Sellers agrees to sell to TD and TD agrees to purchase from each of the Sellers on the TD Closing Date an aggregate face amount of the Series B Debentures held by each such Seller in the amount listed on Schedule 2.2 hereof (collectively, the "Section 2.2 Debentures") for a purchase price equal to the face amount thereof plus the accrued and unpaid interest thereon to, but excluding, the TD Closing Date in the amount of $189,583.33.

         (b) The purchase and sale of the Section 2.2 Debentures shall take place at the TD Closing provided that all conditions set forth in Article IV,
Article V and Article VI have been satisfied or waived.

         (c) Delivery of the Section 2.2 Debentures by the Sellers shall be made at the TD Closing by delivery to the Company, against payment by TD of the purchase price therefor provided in this Section 2.2, of Series B Debentures representing the Section 2.2 Debentures, together with the form of "Assignment" attached thereto (or such separate form of assignment or instruction as are in form and substance satisfactory to the Company), completed and executed by such Seller to transfer such Section 2.2 Debentures to TD, in form and substance satisfactory to the Company and its counsel. Upon receipt at the TD Closing of the Section 2.2 Debentures, the Company shall issue in the name of TD new certificates for such Section 2.2 Debentures pursuant to Section 2.7 of the Indenture, whereupon the Company shall direct the trustee under the Indenture to authenticate and deliver to TD, such new Series B Debenture certificates in the aggregate principal amount of the Section 2.2 Debentures (such new Series B Debenture certificates, the "Sellers Debentures"), whereupon the Company shall cancel the Section 2.2 Debenture certificates in accordance with Section 2.7 of the Indenture.

         (d) Payment of the purchase price to the Sellers for the Section 2.2 Debentures purchased by TD shall be made by wire transfer of same day funds to accounts designated by the Sellers therefor.

         Section 2.3 Amendment to Registration Rights Agreement. At or prior to the TD Closing, TD, the Company and the May Purchasers each shall execute and deliver the Amendment to Registration Rights Agreement.


                                   ARTICLE III

                         Representations and Warranties

         Section 3.1. Representations and Warranties of the Company. In order to induce TD to enter into this Agreement and to purchase the TD Debentures and the
Section 2.2 Debentures, the Company hereby represents and warrants to, and agrees with, TD and its successors, endorsees and assigns that, notwithstanding any independent investigation made or not made, inquiry or knowledge of TD:

         (a) Organizational Documents. The Company has delivered to TD an accurate and complete copy of (a) its Restated Certificate of Incorporation and all amendments thereto (including, without limitation, all certificates of designation, rights and preferences relating to the Company's capital stock), certified by the Secretary of State of the State of Delaware ("Restated Certificate"), (b) its Amended and Restated Bylaws as presently in effect (the "Restated Bylaws") and the Amended Purchase Agreement, the Indenture and the Registration Rights Agreement, each of which has been certified by the Company's Secretary or Assistant Secretary.

         (b) Existence and Qualification. The Company and each Subsidiary is a corporation, general partnership, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business and in good standing in each other jurisdiction in which its ownership of property or conduct of business requires it to qualify or, if not so qualified, is not subject to material liability by reason of its failure to be so qualified.
Schedule 3.1(b) hereto lists all of the Subsidiaries.

         (c) Power and Authority. The Company and each Subsidiary have all applicable statutory power and authority necessary to own, operate or lease their respective properties and assets and to conduct their respective businesses as now conducted by them. The Company has all corporate power and authority necessary to issue the TD Debentures pursuant to the Indenture, and to execute, deliver, and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Amendment to Registration Rights Agreement (collectively, the "Transaction Documents").

         (d) Corporate Action. The Company has taken all corporate action required to authorize the issuance, in accordance with the terms and conditions hereof, of the TD Debentures pursuant to the Indenture and the execution, delivery and performance of the Transaction Documents.

         (e) Execution and Delivery. The Company has duly executed and delivered, or, as applicable, will duly execute and deliver at the TD Closing, each of the Transaction Documents. The TD Debentures and the Sellers Debentures, when delivered and authenticated by the trustee under the Indenture, will have been duly and properly authorized, executed and delivered pursuant to the Indenture.

         (f) Consents; Governmental Approvals. Except as set forth in Schedule 3.1(f), no consent or approval of any Person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made by or on behalf of the Company in connection with the offer, issuance and sale of the TD Debentures or the Section 2.2 Debentures, the issuance of the Conversion Securities upon conversion of the TD Securities or, if the Company elects to issue Common Stock in connection therewith, the issuance of Common Stock in connection with the redemption of Series B Stock or pursuant to Section
7.6 hereof, the execution, delivery or performance of any of the Transaction Documents or the completion of the transactions contemplated thereby, except for filings with the SEC, the American Stock Exchange ("AMEX") and applicable authorities pursuant to applicable state securities laws that may be required; each of which shall have been obtained (subject to notice of issuance) or made with respect to the sale of the TD Debentures and Section 2.2 Debentures prior to or simultaneously with the closing of the sale of the TD Debentures and the
Section 2.2 Debentures (excluding the filing of a Form D and of such other required filings reporting the sale of the TD Debentures and the Section 2.2 Debentures pursuant to applicable securities laws, which will be made on a timely basis following the TD Closing).

         (g) Binding Effect. Each of the Transaction Documents is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies.

         (h) Absence of Conflicts. Except as set forth in Schedule 3.1(f), the issuance of the TD Debentures and the purchase by TD of the Section 2.2 Debentures and the execution, delivery and performance of the Transaction Documents by the Company do not and will not (i) conflict with or violate any provision of the Restated Certificate or the Restated Bylaws, or (ii) conflict with or result in a violation, breach or default by the Company or any of the Subsidiaries under any provision of any existing statute, law, rule or regulation binding on it or any order, judgment, award, decree, license or authorization of any court or governmental instrumentality, authority, bureau or agency binding on it or any of the Subsidiaries, or (iii) result in the creation or imposition of any lien, encumbrance or other charge on any of its or any of the Subsidiaries' properties or assets. Except as set forth in Schedule 3.1(f), the issuance of the TD Debentures and the purchase by TD of the Section 2.2 Debentures and the execution, delivery and performance of the Transaction Documents by the Company do not and will not conflict with or result in a violation, breach or default by the Company or any of the Subsidiaries under any provision of any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which it or any of the Subsidiaries is a party or will be a party immediately after the TD Closing, or by which or to which it or any of the Subsidiaries or any of its or any of the Subsidiaries' property or assets is now or immediately after the TD Closing will be bound or subject, except for such conflicts, violations, breaches or defaults which would not have, or reasonably be expected to have, a Material Adverse Effect.

         (i) No Defaults. Except as set forth in Schedule 3.1(i), none of the Company or the Subsidiaries is, or immediately after the TD Closing will be, in default under or in violation of its certificate of incorporation or bylaws or comparable organizational documents. Except as set forth in Schedule 3.1(i) and except for such defaults or violations which would not have, or reasonably be expected to have, a Material Adverse Effect, none of the Company or the Subsidiaries is, or immediately after the TD Closing will be, in default under or in violation of (i) any agreement or instrument to which it is a party relating to its indebtedness for borrowed money, (ii) any other agreement or instrument to which it is a party, or (iii) any certification or approval requirement of any customer, supplier, or other Person (excepting governmental authorities).

         (j) Capitalization and Stockholders. Except as set forth in Schedule 3.1(j), the entire authorized, issued and outstanding capital stock of the Company is as set forth in the Current SEC Documents. Immediately after the TD Closing, all outstanding shares of capital stock of the Company will be duly and validly issued. Except as set forth in Schedule 3.1(j) and except for the TD Securities, after the TD Closing, there will be no options, warrants or other rights outstanding or proposed involving the issuance of any additional shares of capital stock of the Company or any securities outstanding or proposed which are or will be convertible into or exchangeable for shares of capital stock of the Company.

         (k)  SEC Documents.

                  (i) The Common Stock of the Company is registered pursuant to
         Section 12(b) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) thereof, in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC. The Company has delivered or made available to TD true and complete copies of (i) its annual reports on Form 10-K and quarterly reports on Form 10-Q for its 1998 and 1999 fiscal years, (ii) proxy statements, information and solicitation materials filed by the Company with the SEC since January 1, 1998, and (iii) each other report, registration statement, proxy statement and other document filed with the SEC since the filing of its most recent Form 10-K (all of the foregoing, collectively, the "SEC Documents"; the most recent Form 10-K and the items referred to in clause (iii) above, collectively, the "Current SEC Documents"). The Company has not provided to TD any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

                  (ii) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (l) Financial Statements. The financial statements of the Company included in the Current SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (m) No Material Adverse Effect. Since December 31, 1999, the date through which the most recent annual report of the Company has been prepared and filed with the SEC, a copy of which is included in the Current SEC Documents, there has been no Material Adverse Effect, except as otherwise disclosed or reflected in Current SEC Documents or other public announcements of the Company, or otherwise disclosed on Schedule 3.1(m).

         (n) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or any of the Subsidiaries, or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company and which has not been so publicly disclosed or announced, or otherwise disclosed on Schedule 3.1(n).

         (o) No General Solicitation. Neither the Company, nor any of its Affiliates, or, to its knowledge, any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the TD Debentures or the Section 2.2 Debentures.

         (p) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the TD Debentures or the Section 2.2 Debentures under the Securities Act.

         (q) Brokers. The Company represents and warrants that it has employed no brokers, agents or finders in carrying on the negotiations relating to this Agreement or to the transactions herein contemplated, except as disclosed on
Schedule 3.1(q).

         (r) Untrue or Misleading Statements. Neither this Agreement nor any other Transaction Document or other agreement, certificate, instrument or written statement furnished by or on behalf of the Company to TD in connection with the transactions contemplated by this Agreement (including the Current SEC Documents but excluding any financial forecasts or projections furnished to or reviewed by TD), when taken together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statement were made. With respect to financial forecasts, estimates, budgets and projections the Company has furnished to TD, such materials have been reasonably prepared on a basis reflecting reasonable estimates and judgments of the management of the Company as to the future performance of the Company and the Subsidiaries.

         (s) Reservation of Series B Stock and Common Stock . As of the TD Closing, the Company shall have reserved for issuance, and will at all times keep available, a sufficient number of shares of Series B Stock and Common Stock to permit the conversion of all TD Securities into Series B Stock or Common Stock, as applicable. Such Series B Stock and Common Stock, and any Common Stock issued by the Company upon any conversion of Conversion Securities or in lieu of paying cash in redemption thereof, when issued upon such conversion will be duly authorized, fully paid and nonassessable.

         (t) Status of TD Debentures and Sellers Debentures. The TD Debentures, upon issuance by the Company following receipt of the consideration provided for herein and satisfaction of the other conditions set forth herein, and the Sellers Debentures issued to TD pursuant to Section 2.2 hereof, will be duly authorized, fully paid and nonassessable.

         (u) Government Regulations. The Company is not (i) an "investment company" as defined in or subject to regulation under the Investment Company Act of 1940, as amended, or controlled by an "investment company", or (ii) subject to regulation under the Public Utility Holding Company Act of 1935.

         (v) Year 2000 Compliance. All computer applications (including to the knowledge of the Company after due inquiry, those of its suppliers and vendors) that are material to the conduct of the business of the Company and any of the Subsidiaries are able to perform properly date sensitive functions for all dates before and after January 1, 2000 (i.e., "Year 2000 Compliant"), except as described in the Current SEC Documents.

         (w) Environmental Laws. Each of the Company and the Subsidiaries is in compliance, in all material respects, with and not subject to any material liability under applicable Environmental Laws (as defined below). Each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Laws, and has, and is in compliance, in all material respects, with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law. No lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or the Subsidiaries. None of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERLA"), or any comparable state law. No property or facility of the Company or any of the Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA, or is listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

         For purposes of this Agreement, "Environmental Laws" means the (a) Toxic Substances Control Act, 15 USC 2601 et seq.; (b) National Historic Preservation Act, 16 USC 470 et seq.; (c) Coastal Zone Management Act of 1972, 16 USC 1451 et seq.; (d) Rivers and Harbors Appropriation Act of 1899, 33 USC 401 et seq.; (e) Clean Water Act, 33 USC 1251 et seq.; (f) Flood Disaster Protection Act of 1973, 42 USC 4001 et seq.; (g) National Environmental Policy Act of 1969, 42 USC 4321 et seq.; (h) Resource Conservation and Recovery Act of 1976 (RCRA), 42 USC 6901 et seq.; (i) Clean Air Act, 42 USC 7401 et seq.; (j) Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 USC 9601 et seq.; (k) Hazardous Materials Transportation Act, 49 USC 1801 et seq.; (l) Safe Drinking Water Act, 42 USC 300f et seq.; (m) Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq.; (n) Federal Insecticide, Fungicide, and Rodenticide Act, 7 USC 136 et seq.; (o) Occupational Safety and Health Act, 29 USC 651 et seq.; and (p) all other federal, state, county, municipal and local, foreign, and other statutes, laws, regulations, and ordinances that relate to or deal with pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened released therefrom, all as may be amended from time to time.

         For purposes of this Agreement, "Hazardous Substance" means (A) any flammable or combustible substance, explosive, radioactive material, hazardous waste, toxic substance, pollutant, contaminant, or any related materials or substances identified in or regulated by any of the Environmental Laws; and (B) asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde, chemicals and chemical wastes, explosives, known carcinogens, petroleum products and by-products (including fractions thereof), and radon.

         (x) Insurance. The Company and each of the Subsidiaries maintain, and continuously since January 1, 1996 have maintained, insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. All such insurance is outstanding and in force.

         (y) Certain Representations as to Real Estate Matters. The most recent consolidated balance sheet and any notes thereto included in the financial statements filed with the SEC by the Company reflect, in accordance with generally accepted accounting principles, the real property owned (the "Owned Property"), leased (the "Leased Property") or managed with an option to purchase (the "Managed Property" and, collectively, with the Real Property and the Leased Property, the "Real Property") by the Company and the Subsidiaries as of the date thereof. The Company or a Subsidiary has good and marketable title to the Owned Property, free and clear of any Liens, except for (i) mortgage liens, security interests and equipment and vehicle leases securing repayment of indebtedness of the Company or any of the Subsidiaries, (ii) statutory liens for current taxes not yet delinquent, (iii) mechanics', carriers', workers', repairers' and other similar liens imposed by law arising or incurred in the ordinary course of business for obligations not yet due and payable, (iv) Liens and other matters that are listed on Schedule 3.1(y) hereto or that will be satisfied, discharged or removed at or prior to the TD Closing, (v) easements, rights-of-way, restrictions, minor defects or irregularities in title that do not individually or in the aggregate interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, (vi) leases and/or subleases to joint venture entities or partners entered into in the ordinary course of the Company's business on or before December 31, 1999, and
(vii) leases and/or subleases in the ordinary course of business to operators of food service, medical, hair care, recreational and other services and amenities for individual residents of the Real Property (the matters described in clauses
(i) through (vii) are together called the "Permitted Encumbrances").

         The Company or a Subsidiary has a valid and binding leasehold interest in each Leased Property free and clear of any Liens created by, through or under the Company or a Subsidiary except for Permitted Encumbrances.

         The Company or a Subsidiary has a valid and binding management agreement for each Managed Property.

         There are no eminent domain proceedings pending or threatened against the Real Property or any material portion thereof which proceedings (if resulting in a taking) could be expected, individually or in the aggregate, to have a Material Adverse Effect on the use of such Real Property as currently used in the operation of the business of the Company and the Subsidiaries. The Real Property and the improvements thereon (including the roof and structural portions of each building) are in good operating order and condition, subject to ordinary wear and tear. There are no structural, mechanical or other defects of a material nature in any improvements located on the Real Property. All building systems in respect of the Real Property are in good condition and working order, subject to ordinary wear and tear. The Real Property is served by all utilities required or necessary for the present use thereof.

         (z) ERISA. The Company and the Subsidiaries have complied in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), in connection with the Benefit Plans (as defined below). No reportable event, as defined in Section 4043 of ERISA, has occurred during the past five years with respect to any Benefit Plan that is subject to Title IV of ERISA, except where notice for such reportable event is waived by statutes or regulations. There have been no non-exempt prohibited transactions under the Code or ERISA with respect to any Benefit Plan which could result in a material liability to the Company or any Subsidiary. The present value of all accrued benefits under each Benefit Plan subject to Title IV of ERISA (based on the current liability, interest rate and other assumptions used in preparation of the plan's Form 5500 Annual Report) did not, as of the last annual valuation date, exceed the value of the assets of such plan allocable to such accrued benefits, as of such date, by $100,000. Neither of the Company, any Subsidiary, or any Commonly Controlled Entity (as defined below) has any material liability with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA). There are no material liabilities of the Company or any Subsidiary for post-retirement benefits to be provided to their current and former employees under Benefit Plans which are welfare benefit plans (as described in Section 3(1) of ERISA), other than with respect to benefits mandated by applicable law. With respect to each Benefit Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Subsidiary may, directly or indirectly (through a Commonly Controlled Entity or otherwise) be subject to material liability under the Code, ERISA or any other applicable law, except for liability for benefit claims, funding obligations and administrative expenses payable in the ordinary course. For purposes of this paragraph, (i) "Commonly Controlled Entity" shall mean any Person or entity that, together with the Company, any Subsidiary or any Commonly Controlled Entity, is treated as a single employer under Section 414(b) or (c), of the Code (or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, Section 414(m) or (o) of ERISA), and (ii) "Benefit Plan" shall mean any "employee benefit plan," as defined in Section 3(3) of ERISA, which is maintained or contributed to by the Company, a Subsidiary or Commonly Controlled Entity to which the Company, a Subsidiary or any Commonly Controlled Entity may have liability.

         (aa) Labor Relations. Neither the Company nor any of the Subsidiaries is a party to or bound by any labor agreement or collective bargaining agreement respecting the employees of the Company or the Subsidiaries, nor is there pending or, to the knowledge of the Company or any Subsidiary, threatened, any strike, walkout, slowdown or other work stoppage by the employees of the Company or any Subsidiary. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employee of the Company or the Subsidiaries, and the Company and the Subsidiaries are in compliance, in all material respects, with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours.

         (bb) Licenses. Each of the Company and the Subsidiaries holds all material licenses, permits, approvals, certificates of inspection, other authorizations, filings and registrations which are necessary for it to operate its business as presently conducted (collectively, the "Licenses"). Except as set forth on Schedule 3.1(bb) and except for instances in which such failure to maintain good standing or proceedings do not and would not reasonably be expected to materially and adversely affect the Company's or the Subsidiary's ability to operate any residence to which such License relates, the Licenses are in good standing and the Company has no knowledge that any disciplinary proceeding in respect thereof is pending. Except as set forth on Schedule 3.1(bb), there is no proceeding pending, or to the knowledge of the Company or any Subsidiary, threatened or probable of assertion to revoke or limit any such Licenses. Upon obtaining the consents and approvals described on Schedule 3.1(f), none of the transactions contemplated by the Transaction Documents will terminate, violate or limit the effectiveness of any such Licenses. With respect to renewal of Licenses, the Company and the Subsidiaries have taken, in a timely manner, all action known or anticipated to be required to be taken by the Company and the Subsidiaries reasonably necessary to secure the renewal of the Licenses prior to the date of their respective expirations. Neither the Company nor any of the Subsidiaries has any information which would reasonably impact their ability to secure the renewals of the Licenses prior to the date of their respective expirations.

         (cc) Legal Compliance. Each of the Company and Subsidiaries has complied and is in compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Federal, state, local and foreign governments (and all agencies thereof) and of any self-regulatory agencies that regulate the Company and/or the Subsidiaries, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.1(cc), neither the Company nor any of the Subsidiaries has received any notification of any asserted present or past failure by it to comply with such laws, rules, regulations, codes, plans, injunctions, orders, decrees, rulings or charges, except where failure to so comply would not, and would not reasonably be expected to, have a Material Adverse Effect.

         (dd) Litigation; Proceedings. Except as set forth in Schedule 3.1(dd),
(i) there are no material actions, suits, proceedings, investigations or claims (whether or not purportedly on behalf of the Company or any Subsidiary) pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary, or the assets, business or goodwill of the Company or any Subsidiary, in any court or before any arbitrator of any kind or before or by any governmental or regulatory body or agency; and (ii) there is no material outstanding order, writ, injunction or decree of or stipulation with any court, arbitrator or governmental or regulatory body or agency against the Company or any Subsidiary, or the assets, business or goodwill of the Company or any Subsidiary.

         (ee)     Tax Matters.

                  (i) All Federal, state and local income, and all other material federal, state and local, tax returns and tax reports required as of the date hereof to be filed by the Company or any of the Subsidiaries for taxable periods ending prior to the date hereof and as of the TD Closing, have been or will be duly and timely filed prior to the due date (as such date may be lawfully extended) by the Company with the appropriate governmental agencies, and all such returns and reports are true, correct and complete in all material respects.

                  (ii) All Federal, state and local income, and all material federal, state and local profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the Company or any of the Subsidiaries for all periods prior to the date hereof and as of the TD Closing, have been fully paid or adequately reserved for by the Company or any of the Subsidiaries, as applicable, or, with respect to Taxes required to be accrued, the Company has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Company.

                  (iii) (A) Neither the Company nor any of the Subsidiaries has received any notice of any assessed or proposed material claim or deficiency against it in respect of, or of any present material dispute between it and any governmental agency concerning, any Taxes; (B) no examination or audit of any material tax return or report of the Company or any of the Subsidiaries by any applicable taxing authority is currently in progress; and (C) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material tax return or report of the Company or any of the Subsidiaries.

         (ff) Intellectual Property. Except as set forth in Schedule 3.1(ff) the Company and the Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission all material trademarks, patents, copyrights, trade names, service marks, software and know-how ("Intellectual Property") necessary for the operation of its businesses as presently conducted. Except as set forth in Schedule 3.1(ff), to the knowledge of the Company and the Subsidiaries, neither the Company nor the Subsidiaries have interfered with or otherwise come into conflict with any Intellectual Property rights of third parties, nor has any third party interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or the Subsidiaries. Except as set forth in Schedule 3.1(ff), there is no existing claim or, to the knowledge of the Company and the Subsidiaries, any basis for any claim against the Company or the Subsidiaries
(A) that any of its or the Subsidiaries' operations, activities or products infringe the Intellectual Property or other property rights of others or (B) that the Company or the Subsidiaries are wrongfully or otherwise using the property rights of others.

         (gg) Title to Assets; Related Matters. The Company and the Subsidiaries have good and marketable title to all of their respective material assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, including, without limitation, capital leases and leasehold interests and all of the assets in the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1999, except those transferred in the ordinary course of business since December 31, 1999, are free and clear of all encumbrances and liens except for Permitted Encumbrances, taxes not yet due and payable and except as otherwise described in the Current SEC Documents.

         (hh) Rights Plan. Upon the acquisition by TD of the TD Debentures and
Section 2.2 Debentures in the manner contemplated hereby (and assuming the accuracy of TD's representations in Section 3.3(h) hereof), TD shall be an "Exempt Person," as that term is defined in the Rights Agreement dated as of December 10, 1998 between the Company and American Stock Transfer & Trust Company, as amended by each of the Amendments to Rights Agreement dated as of April 26, 2000 and May 31, 2000 (as so amended, the "Rights Plan").

         Section 3.2. Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to TD, as of the date hereof and as of the TD Closing Date, as follows:

         (a) Title to Section 2.2 Debentures. Such Seller holds of record and owns beneficially its respective portion of the Section 2.2 Debentures listed on
Schedule 2.2 hereof free and clear of any restriction on transfer (other than any restrictions under applicable federal and state securities laws), liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, demands, pledges or other claims of any type. Such Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer or otherwise dispose of all or any part of the Section 2.2 Debentures, and such Seller has not otherwise sold, transferred or conveyed any interest in or rights to the Section 2.2 Debenture to any other Person.

         (b) Authorization; Execution. The sale of the Section 2.2 Debentures to be acquired hereunder by TD has been duly and properly authorized by such Seller by all necessary action and the Transaction Documents to which it is a party have been duly executed and delivered by it, and neither the sale of the Section
2.2 Debentures nor the execution and performance of the Transaction Documents conflicts with or violates any law, regulation or court order applicable to it or any other agreement to which it is subject, including its governing instruments.

         (c) Organization; Organizational Documents. Such Seller is duly organized, validly existing and in good standing under the laws of the state of its organization; has all requisite power and authority to own and lease its properties and to carry on its business as presently conducted except where a lack of such power would not reasonably be expected to have a material adverse effect upon the financial condition, business, or results of operations of such Seller; and such Seller has all the power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents.

         (d) Consents; Governmental Approvals. No consent or approval of any Person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made by or on behalf of such Seller in connection with the sale of the Section 2.2 Debentures, the execution, delivery or performance by such Seller of any of the Transaction Documents or the completion of the transactions contemplated thereby.

         (e) Binding Effect. Each of the Transaction Documents to which it is a party is a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally or limitations on the availability of equitable remedies.

         Section 3.3. Representations and Warranties of TD. TD represents and warrants to the Company and each of the Sellers, as of the date hereof, as follows:

         (a) Investment Intent. The TD Securities to be acquired hereunder, and the Conversion Securities to be acquired upon conversion of any of the TD Securities acquired hereunder, by TD are being, or will be, acquired for TD's own account with no intention of distributing or reselling such TD Securities or Conversion Securities or any part thereof or interest therein in any transaction that would be in violation of the securities laws of the United States or any State. It is understood that the certificates evidencing the TD Securities may bear one or more legends, including a legend substantially as follows:

             THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE ACT, OR APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (II) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (III) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

         (b) TD Status. TD is an "accredited investor" as defined in Rule 501(a) under the Securities Act, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the TD Securities, has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

         (c) Authorization; Execution. The purchase of the TD Securities to be acquired hereunder by TD has been duly and properly authorized by TD by all necessary action and the Transaction Documents to which it is a party have been duly executed and delivered by it, and neither the purchase of the TD Securities to be acquired hereunder nor the execution and performance of the Transaction Documents conflicts with or violates any law, regulation or court order applicable to it or any other agreement to which it is subject, including its governing instruments.

         (d) Organization; Organizational Documents. TD is a chartered bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all requisite power and authority to own and lease its properties and to carry on its business as presently conducted except where a lack of such power would not reasonably be expected to have a material adverse effect upon the financial condition, business, or results of operations of TD; and has all the power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents.

         (e) Consents; Governmental Approvals. No consent or approval of any Person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made by or on behalf of TD in connection with the purchase of the TD Securities, the execution, delivery or performance by TD of any of the Transaction Documents or the completion of the transactions contemplated thereby.

         (f) Absence of Reliance upon May Purchasers. Except for the representations and warranties of the Sellers set forth in Section 3.2 hereof and any express agreement or covenant of any of the May Purchasers set forth in this Agreement, TD has not relied, and is not relying, upon any representation, warranty or inducement provided by any of the May Purchasers in connection with the transactions contemplated by this Agreement.

         (g) Binding Effect. Each of the Transaction Documents to which it is a party is a legal, valid and binding obligation of TD, enforceable against TD in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally or limitations on the availability of equitable remedies.

         (h) Ownership of Alterra Securities. As of the date hereof and as of the TD Closing Date, neither TD, nor any "Affiliate" or "Associate" (as those two terms are defined in the Rights Plan) of TD, "beneficially owns" (as the term is used in Section 13(d) of the Exchange Act) any shares of the Common Stock, any security convertible or exchangeable for Common Stock or any right to acquire Common Stock, other than the right to acquire the TD Securities pursuant to this Agreement.

         Section 3.4. Survival of Representations and Warranties. The representations and warranties of the parties in this Agreement and in any document or certificate given pursuant to this Agreement shall survive the TD Closing, for a period of two years from the TD Closing Date, whereupon no further claim, including, without limitation, a claim for indemnification pursuant to ARTICLE VIII hereof, for a breach thereof may be asserted.


                                   ARTICLE IV

                         Conditions to Obligations of TD

         In addition to the matters set forth in Article VI hereof, the obligation of TD to purchase TD Debentures and the Section 2.2 Debentures hereunder on the TD Closing Date shall be subject to the satisfaction of each of the following conditions precedent, except to the extent waived in writing by
TD:

         Section 4.1. Representations and Warranties True and Performance of Agreements. Each of the representations and warranties of the Company and the Sellers made in this Agreement, any other Transaction Document and in any other agreement, certificate or instrument furnished to TD in connection herewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of TD Debentures and the
Section 2.2 Debentures and the issuance of the Sellers Debentures except to the extent that any such representation or warranty was made as of a specified earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date. The Company and the Sellers shall have performed and complied, in all material respects, with each and every agreement, covenant and condition required by this Agreement to be performed or complied with by it prior to or on the TD Closing Date. TD shall have received on the TD Closing Date a certificate dated the TD Closing Date signed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of the Company to the effect set forth in this Section 4.1

         Section 4.2. No Material Adverse Change. No event, circumstance or condition shall have occurred subsequent to the date of this Agreement and be continuing that could reasonably be expected to have a Material Adverse Effect.

         Section 4.3. Suspension of Trading. Prior to or on the TD Closing Date,
(i) trading in the Company's Common Stock shall not have been suspended by the SEC or by the AMEX (except for any suspension of trading of limited duration agreed to by the Company solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by AMEX shall not have been suspended or limited, and (ii) there shall not have been declared a banking moratorium either by the United States or New York State authorities.

         Section 4.4. Amendment to Registration Rights Agreement. On or before the TD Closing Date, the Company and the May Purchasers shall have executed and delivered to TD the Amendment to Registration Rights Agreement.

         Section 4.5. No Governmental Proceeding or Litigation. At the TD Closing Date, no order, injunction, decree or judgment of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding shall have been instituted, or threatened by any governmental agency or any Person attacking the validity of this Agreement or seeking to enjoin the consummation of the transactions contemplated hereby.

         Section 4.6 Legal Opinion. TD shall have received on the TD Closing Date the legal opinion of Rogers & Hardin, counsel to the Company, dated the TD Closing date, in form and substance reasonably acceptable to TD.


                                    ARTICLE V

            Conditions to the Company's and the Seller's Obligations

         In addition to the matters set forth in Article VI hereof, the obligations of the Company and the Sellers under this Agreement to consummate the sale of the TD Debentures and the Section 2.2 Debentures to be acquired by TD hereunder and the other transactions contemplated hereby shall be subject to the satisfaction, on or before each of the TD Closing Date, of the following conditions except to the extent waived in writing by the Company and the
Sellers:

         Section 5.1. Representations and Warranties True. Each of the representations and warranties of TD made in this Agreement, any other Transaction Document and in any other agreement, certificate or instrument furnished by TD to the Company or any of the Sellers in connection herewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of TD Debentures and the
Section 2.2 Debentures and the issuance of the Sellers Debentures except to the extent that any such representation or warranty was made as of a specified earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date. TD shall have performed and complied, in all material respects, with each and every agreement, covenant and condition required by this Agreement to be performed or complied with by it prior to or on the TD Closing Date.

         Section 5.2. Performance of Agreements. TD shall have performed and complied, in all material respects, with each and every agreement and condition required by this Agreement to be performed or complied with by it prior to or on the TD Closing Date.

         Section 5.3. No Governmental Proceeding or Litigation. At the TD Closing Date, no order, injunction, decree or judgment of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body, or legal or administrative proceeding by any governmental body shall have been instituted, or threatened in writing, which questions the validity or legality of the transactions contemplated hereby.


                                   ARTICLE VI

                     Conditions to Each Party's Obligations

         In addition to the matters set forth in Articles IV and V hereof, the respective obligations of the Company, the Sellers and the Purchasers to consummate the purchase and sale of the TD Debentures and the Section 2.2 Debentures hereunder and the other transactions contemplated hereby shall be subject to the satisfaction, on or before each of the TD Closing Date, of the following conditions, except to the extent waived in writing by the Company, the Sellers and TD:

         Section 6.1. Hart-Scott-Rodino Compliance. To the extent applicable, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") shall have expired or been terminated without action by the Justice Department or the Federal Trade Commission to permit consummation of TD's acquisition of the TD Debentures and Section 2.2 Debentures and without the imposition of any condition that would have a Material Adverse Effect after the TD Closing Date.


                                   ARTICLE VII

                       Additional Covenants of the Company

         In addition to the other covenants and agreements of the Company set forth in this Agreement, the Company covenants and agrees so long as the TD Securities remain outstanding, unless expressly stated otherwise that:

         Section 7.1. Registration and Listing. The Company will use its best efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under such Acts. The Company will use its best efforts to continue the listing or trading of its Common Stock on the AMEX, the New York Stock Exchange or NASDAQ National Market and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange or NASDAQ, as the case may be.

         Section 7.2. Financial Statement and Information. The Company will furnish or cause to be made available to TD (including, by arranging that TD is notified of SEC filings by the Company pursuant to an EDGAR watch service) the following financial statements and information:

         (a) All reports and other written communications delivered by the Company to its stockholders as such, and all registration statements (when available to the public) and periodic reports filed by the Company with the SEC or any securities exchange, pursuant to the Securities Act, the Exchange Act, or the rules of such securities exchange.

         (b) The Company will permit TD or its representatives to discuss such financial statements and reports with such officers of the Company as TD or its representatives may reasonably designate.

         Section 7.3. Public Announcements; Confidentiality. Except as agreed by the Company and TD and except for such disclosures as may be required by law, legal process or regulatory authority, no party hereto shall issue any press release or otherwise make any announcement or disclosure concerning the transactions herein contemplated unless such information is already in the public domain.

         Section 7.4. Sales and Transfer Taxes. All transfer taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by (i) the Company with respect to the TD Debentures and (ii) each of the Sellers with respect to the Section 2.2 Debentures and the Sellers Debentures.

         Section 7.5 Conversion of Series B Stock. If, at any time that the Company elects to exercise its right to convert the then outstanding shares of Series B Stock into Common Stock pursuant to Section 5 of Part B of the Certificate of Designations, Rights and Preferences of the Series A 9.75% Cumulative Convertible Pay-In-Kind Preferred Stock and the Series B Non-Voting Participating Preferred Stock (the "Designation") filed with the Secretary of State of the State of Delaware as of May 31, 2000 and constituting a part of the Restated Certificate (such conversion, a "Designation Conversion"), the shares of Series B Stock then held by TD pursuant to its conversion of any or all of the TD Securities would be converted into, as a result of such Designation Conversion, shares of Common Stock that, upon such Designation Conversion, together with any other Common Stock owned by TD or any of its Affiliates, would constitute greater than the Maximum Percentage of the then outstanding shares of Common Stock, then the Company shall only elect to exercise its Designation Conversion right if immediately prior to or simultaneous with the effective time of such Designation Conversion, the Company offers TD the option to exchange (at or immediately following such Designation Conversion) a portion of its Series B Stock (or its Common Stock issuable upon such Designation Conversion) into newly issued shares of Series B Stock or shares of a non-voting capital stock of the Company having substantially similar rights as the Series B Stock (such stock, "Exchange Stock") (in either event such that TD shall continue to hold a non-voting common or participating preferred stock of the Company having rights, preferences and limitations substantially similar to the Series B Stock (or Exchange Stock in the event of a subsequent Designation Conversion in which the Company shall have made a Section 7.5 Exchange Offer (as hereinafter defined)) held by TD immediately prior to such Designation Conversion, including rights substantially similar to those set forth in Section 7.6) to the extent necessary to allow TD and its Affiliates, following such Designation Conversion, to hold not more than the Maximum Percentage of the then outstanding shares of Common Stock (such offer, a "Section 7.5 Exchange Offer"). To the extent necessary to allow the Company to either authorize or issue additional shares of Series B Stock or shares of such Exchange Stock without having to seek the approval of the holders of the Series B Stock, TD shall agree to structure such Section 7.5 Exchange Offer in a manner as to permit the issuance of such new shares of Series B Stock or Exchange Stock immediately following the effective time of such Designation Conversion, such that at the time of the authorization and/or issuance of such additional shares of Series B Stock or Exchange Stock there shall be no shares of Series B Stock outstanding.

         Section 7.6 Series B Stock Redemption Option. If: (i) TD holds Series B Stock and desires to exercise its redemption right with respect thereto pursuant to Section 6 of Part B of the Designation (a "Redemption Exercise"); (ii) such Redemption Exercise would, if then effected, result in TD and its Affiliates holding more than the Maximum Percentage of the then outstanding shares of Common Stock, if the Company were to elect to pay the "Redemption Price" (as defined in Section 6 of Part B of the Designation) by issuing Common Stock; and
(iii) within ten (10) days following TD's written request to the Company to make a form of payment election pursuant hereto, the Company has not committed to TD in writing (such commitment, a "Cash Payment Commitment") to pay TD in cash the "Redemption Price" for such portion of the shares of Series B Stock of TD as may be necessary so as to ensure that the shares of Common Stock held by TD and its Affiliates (after giving effect to such Redemption Exercise and the payment of the related Redemption Price) would not be more than the Maximum Percentage of the then outstanding Common Stock (which Cash Payment Commitment shall remain irrevocable for at least ten (10) days after such Cash Payment Commitment is given to TD), then the Company shall permit TD (notwithstanding the provisions of the Designation requiring such Redemption Exercise to relate to all, but not less than all, of the Series B Stock held by TD) to effect a redemption of a portion of its shares of Series B Stock (the "Partial Redemption Shares") in the manner contemplated by Section 6 of Part B of the Designation in an amount such that, if the Company were to elect to pay the "Redemption Price" for the Partial Redemption Shares in shares of Common Stock, then (after giving effect to such issuance in payment of the applicable Redemption Price) TD and its Affiliates would own a number of shares of Common Stock that constitute the Maximum Percentage of the then outstanding shares of Common Stock (rounded down to a whole number of shares, if such computation would otherwise result in TD or its Affiliates owning a fractional share). The Company will afford TD similar rights with respect to any Exchange Stock that it may issue.

         Section 7.7 Access to Information. From and after the TD Closing Date and for so long as TD shall hold TD Securities having a face amount of at least $10 million (or capital stock of the Company into which such TD Securities were converted or exchanged), the Company shall permit TD to have reasonable access to the Company's books, records and personnel, provided that any information provided to TD hereby shall be subject (as if TD were a party thereto) to the terms of the Confidentiality Agreement by and between the Company and TD Capital Group Limited, irrespective or whether such Confidentiality Agreement has expired or terminated in accordance with its terms.

         Section 7.8 Exchange of TD Securities. The Company hereby agrees that TD may, from time to time, to the extent that TD determines that it shall not be subject to any regulatory prohibition with respect thereto, exchange some or all of its TD Securities that are Series B Debentures (such TD Securities, the "TD-B Securities") for Series C Debentures in the manner contemplated by Section 3.5 of the Indenture, except that the making of an "Exchange Offer" (as defined in the Indenture) by the Company shall not be a prerequisite to TD's exercise of such right of exchange (this Section 7.8 being deemed a continuous "Exchange Offer" pursuant to Section 3.5 of the Indenture by the Company to TD with respect to the TD-B Securities). TD may exercise its right to exchange all or a portion of the TD-B Securities for Series C Debentures by delivering to the Company notice of its election to exercise this right, specifying the amount of TD-B Securities to be so exchanged, together with the TD-B Securities to be so exchanged. Any Series C Debentures so issued (and any Debentures issued directly or indirectly in payment of interest thereon) will constitute "TD Securities."

         Section 7.9 Reimbursement of Expenses; HSR Act Filing. The Company agrees to reimburse TD for all reasonable out-of-pocket fees and expenses incurred by TD in connection with the negotiation of the terms and conditions of this Agreement and related due diligence not otherwise reimbursed by the Company, including, but not limited to, filing fees under the HSR Act, attorneys fees, and other professional advisor fees, provided that any such expenses (exclusive of filing fees under the HSR Act) in excess of $25,000 will be subject to the Company's approval, which approval shall not be unreasonably withheld. In the event TD and/or the Company shall be obligated to make a filing under the HSR Act arising out of TD's or the Company's exercise of redemption, conversion or exchange rights related to TD Securities or Conversion Securities, the Company and TD agree to reasonably cooperate with one another in the preparation of, and promptly to make, such filing(s).


                                  ARTICLE VIII

                                 Indemnification

         Section 8.1. Indemnification by the Company.

         (a) The Company shall indemnify and hold harmless TD and its members, partners, directors, officers, employees, agents, advisers (including legal, accounting and financial advisers), successors and assigns from and against any and all Losses which may at any time (including, without limitation, at any time following the repayment or conversion of the Debentures) be imposed on, incurred by or asserted against them or any of them in whole or in part arising out of or attributable to:

         (i) subject to Section 3.4 hereof, the breach or incorrectness of any representation and warranty of the Company set forth in
                  Section 3.1 of this Agreement;

         (ii) the failure of the Company to perform any covenant or agreement of the Company set forth in this Agreement; or

         (iii) third party actions against TD as a result of entering into this Agreement or consummating the transactions contemplated hereby.

         (b) TD shall promptly notify the Company in writing of the occurrence of any event, or of its discovery of any facts, which in TD's opinion entitle or may entitle it to indemnification hereunder. TD's failure to do so shall not preclude it from seeking indemnification hereunder from the Company unless such failure has materially prejudiced the Company's ability to defend as provided herein. With respect to any threatened or asserted claims of third parties, the Company shall have the right to defend such claims by counsel of its choosing and to direct or control the defense and settlement thereof. TD shall cooperate in all reasonable respects with such counsel. In the event that the Company fails to defend or to elect to defend any claim which may entitle TD to indemnification hereunder within ten (10) business days after notice from TD of such claim, TD may, upon written notice to the Company, elect to undertake the defense, compromise or settlement of such claim on behalf and for the account and risk of the Company and without any requirement to obtain the consent of the Company to any such compromise or settlement.

         (c) Notwithstanding the Company's election to assume the defense of a claim, TD shall have the right to employ separate counsel and to participate in the defense of such claim, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Company to represent TD would present such counsel with a conflict of interest,
(ii) the Company shall not have employed counsel reasonably satisfactory to TD to represent TD within a reasonable time after notice of the institution of such claim, or (iii) the Company shall authorize TD to employ separate counsel at the Company's expense. If the Company assumes the defense of a claim, no compromise or settlement thereof may be effected by the Company without TD's written consent unless (a) there is no finding or admission of any violation of law and no effect on any other claims that may be made against TD, and (b) the sole relief provided is monetary damages that are to be paid in full by the Company. For purposes of this Section 8.1 and 8.2 hereof only, the term "TD" shall include TD, any of its affiliates, each Person, if any, controlling TD or any of its affiliates, their respective officers, current and former directors, employees, partners, members and agents, and the successors and assigns of all of the foregoing Persons.

         (d) The indemnity provided in this Section 8.1 shall be in addition to any rights that TD may have against the Company under the Securities Act, Exchange Act or state securities laws, common law, the Indenture, or otherwise and no representation, warranty, covenant or acknowledgment made herein by TD shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act, Exchange Act or state securities laws or in the Indenture.

         Section 8.2. Indemnification by the Sellers.

         (a) Subject to Section 3.4 hereof, each of the Sellers shall indemnify and hold harmless TD and its members, partners, directors, officers, employees, agents, advisers (including legal, accounting and financial advisers), successors and assigns from and against any and all Losses which may at any time (including, without limitation, at any time following the repayment or conversion of the Debentures) be imposed on, incurred by or asserted against them or any of them in whole or in part arising out of or attributable to the breach or incorrectness of any representation and warranty of such Seller set forth in Section 3.2 of this Agreement.

         (b) TD shall promptly notify such Seller in writing of the occurrence of any event, or of its discovery of any facts, which in TD's opinion entitle or may entitle it to indemnification hereunder. TD's failure to do so shall not preclude it from seeking indemnification hereunder from such Seller unless such failure has materially prejudiced such Seller's ability to defend as provided herein. With respect to any threatened or asserted claims of third parties, such Seller shall have the right to defend such claims by counsel of its choosing and to direct or control the defense and settlement thereof. TD shall cooperate in all reasonable respects with such counsel. In the event that such Seller fails to defend or to elect to defend any claim which may entitle TD to indemnification hereunder within ten (10) business days after notice from TD of such claim, TD may, upon written notice to such Seller, elect to undertake the defense, compromise or settlement of such claim on behalf and for the account and risk of such Seller and without any requirement to obtain the consent of such Seller to any such compromise or settlement.

         (c) Notwithstanding such Seller's election to assume the defense of a claim, TD shall have the right to employ separate counsel and to participate in the defense of such claim, and such Seller shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by such Seller to represent TD would present such counsel with a conflict of interest,
(ii) such Seller shall not have employed counsel reasonably satisfactory to TD to represent TD within a reasonable time after notice of the institution of such claim, or (iii) such Seller shall authorize TD to employ separate counsel at the Seller's expense. If such Seller assumes the defense of a claim, no compromise or settlement thereof may be effected by such Seller without TD's written consent unless (a) there is no finding or admission of any violation of law and no effect on any other claims that may be made against TD, and (b) the sole relief provided is monetary damages that are to be paid in full by such Seller. For purposes of this Section 8.2 and 8.1 hereof only, the term "TD" shall include TD, any of its affiliates, each Person, if any, controlling TD or any of its affiliates, their respective officers, current and former directors, employees, partners, members and agents, and the successors and assigns of all of the foregoing Persons.

         (d) The indemnity provided in this Section 8.2 shall be in addition to any rights that TD may have against the Sellers under the Securities Act, Exchange Act or state securities laws, common law, or otherwise and no representation, warranty, covenant or acknowledgment made herein by TD shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act, Exchange Act or state securities laws.

         Section 8.3.      Indemnification by TD.

         (a) Subject to Section 3.4 hereof, TD shall indemnify and hold harmless the Company and each of the Sellers from and against any and all Losses suffered or incurred by the Company or any of the Sellers as a result of the breach or incorrectness of any representation and warranty of TD set forth in Section 3.3 of this Agreement.

         (b) The Company or such Seller, as applicable shall promptly notify TD in writing of the occurrence of any event, or of its discovery of any facts, which in the Company's or such Seller's opinion entitles or may entitle it to indemnification hereunder. The Company's or such Seller's failure to do so shall not preclude it from seeking indemnification hereunder from TD unless such failure has materially prejudiced TD's ability to defend as provided herein. With respect to any threatened or asserted claims of third parties, TD shall have the right to defend such claims by counsel of its choosing and to direct or control the defense and settlement thereof. In the event that TD fails to defend or to elect to defend any claim which may entitle the Company or such Seller, as applicable to indemnification hereunder within ten (10) business days after notice from the Company or such Seller of such claim, the Company or such Seller, as applicable may, upon written notice to TD, elect to undertake the defense, compromise or settlement of such claim on behalf and for the account and risk of TD and without any requirement to obtain the consent of TD to any such compromise or settlement.

         (c) Notwithstanding TD's election to assume the defense of a claim, each of the Company and each of the Sellers (as applicable), if entitled to be indemnified hereunder, shall have the right to employ separate counsel and to participate in the defense of such claim, and TD shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by TD to represent the Company or such Seller would present such counsel with a conflict of interest, (ii) TD shall not have employed counsel reasonably satisfactory to the Company or such Seller to represent TD within a reasonable time after notice of the institution of such claim, or (iii) TD shall authorize the Company or such Seller to employ separate counsel at TD's expense. If TD assumes the defense of a claim, no compromise or settlement thereof may be effected by TD without the Company's or such Seller's written consent unless (a) there is no finding or admission of any violation of law and no effect on any other claims that may be made against the Company or such Seller (as applicable) and (b) the sole relief provided is monetary damages that are to be paid in full by TD. For purposes of this Section 8.3, the term "Company" shall include the Company, any of its affiliates, each Person, if any, controlling the Company or any of its affiliates, their respective officers, current and former directors, employees, partners, members and agents, and the successors and assigns of all of the foregoing Persons. For purposes of this Section 8.3, the term the "Seller" shall include each of the Sellers, any of its affiliates, each Person, if any, controlling such Seller or any of its affiliates, its respective officers, current and former directors, employees, partners, members and agents, and the successors and assigns of all of the foregoing Persons.

         (d) The indemnity provided in this Section 8.3 shall be in addition to any rights that the Company and the Sellers may have against TD under common law or otherwise.


                                   ARTICLE IX

                    Amendments to Amended Purchase Agreement

         Section 9.1.      Additional Debentures.

         (a) Section 2.2(a) of the Amended Purchase Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(a) On the terms and subject to the conditions herein set forth, at any time after the Initial Closing Date and not later than one hundred and eighty (180) days after the Initial Closing Date (the "Option Period"), each Purchaser shall have the right from time to time to purchase at the face amount thereof from the Company a pro rata portion of Series B Debentures having an aggregate face amount of $65,000,000 (said amount to be reduced by the face amount of any Debentures issued by the Company pursuant to this Section 2.2(a)) as set forth opposite the name of each Purchaser on Schedule 2.1(a) by tendering payment therefor to the Company; provided, however, that no Purchaser may exercise its right to purchase Debentures pursuant hereto more than twice without the prior consent of the Company. During the Option Period, the Company shall have the concurrent right to issue Series B Debentures and/or Series C Debentures to parties approved in advance by the Acting Purchasers, such consent not to be unreasonably withheld, delayed or conditioned, in an aggregate face amount of $65,000,000 (said amount to be reduced by the face amount of Debentures acquired by Purchasers upon the exercise of their option pursuant to this Section 2.2(a)). Any Debentures issued pursuant to this Section 2.2(a) are referred to herein as "Additional Debentures." The Series B Debentures to be acquired by The Toronto-Dominion Bank or its permitted assigns thereunder (collectively, "TD") pursuant to that certain Debenture Purchase Agreement dated as of August 10, 2000 between the parties hereto and TD (as amended from time to time, the "Debenture Purchase Agreement"), and any Debentures or shares of capital stock of the Company subsequently acquired by TD pursuant to the exercise by TD or the Company of any exchange, conversion, redemption, put or similar right or feature pursuant to the Debenture Purchase Agreement, shall be deemed purchased by TD from the Company and certain of the Purchasers pursuant to this Section 2.2(a) of the Agreement. The Additional Debentures acquired by TD pursuant to the Debenture Purchase Agreement shall also be deemed to have been acquired by TD as the assignee of each Purchaser's pro-rata rights under this Section 2.2(a) to acquire such Additional Debentures."

         (b) The May Purchasers hereby approve (in the manner required by Section 2.2(a) of the Purchase Agreement) the issuance by the Company of the TD Debentures to TD.

         (c) The Company, TD and the May Purchasers hereby agree that, upon the consummation of the transactions contemplated by this Agreement, all "Additional Debentures" (as defined in the Amended Purchase Agreement) will be issued and, accordingly, the May Purchasers shall have no further right to acquire, and the Company shall have no further right to issue, Additional Debentures pursuant to
Section 2.2(a) of the Amended Purchase Agreement. The parties hereto, being all parties to the Amended Purchase Agreement and TD, hereby agree that the TD Securities to be purchased by or issued to TD pursuant to this Agreement, together with any Debentures or shares of capital stock of the Company subsequently acquired by TD pursuant to the exercise by TD or the Company of any exchange, conversion, redemption, put or similar right or feature pursuant to this Agreement (such Debentures and capital stock referred to herein as "Derivative Securities") are also being purchased by TD pursuant to the Purchase

Agreement (and, to the extent necessary to effect that result, the Amended Purchase Agreement is amended accordingly), it being the intent of all parties hereto that TD be a "First Tier Owner" and that the TD Securities and any Derivative Securities be "Purchased Securities," as those respective terms are defined in the Rights Plan, upon the consummation of the purchase and sale of the TD Debentures and the Section 2.2 Debentures and the issuance of the Sellers Debentures as contemplated by this Agreement.

         Section 9.2. TPI-HCR. Section 8.2 of the Amended Purchase Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                  Section 8.2 Offer to Remaining Holders of TPI-HCR Membership Interests. During the one hundred eighty (180) day period following the Initial Closing Date, the Company shall offer, to all holders of TPI-HCR Membership Interests other than the Company and its Subsidiaries (such holders, the "Remaining Members"), to exchange for any or all of the TPI-HCR Membership Interests not then owned by the Company and its Subsidiaries, either (at the election of each such holder of TPI-HCR Membership Interests): (i) Series C Debentures (in the manner outlined below) that, together with the accrued interest thereon, have an aggregate principal amount equal to the TPI-HCR Membership Interests Value of the TPI-HCR Membership Interests so exchanged through the date of closing of such exchange (such amount, the "Exchange Amount" and such Debentures, the "Exchange Debentures") or (ii) a cash payment in an amount equal to the original capital contribution to TPI-HCR made in respect of such TPI-HCR Membership Interests, plus an amount computed to provide a per annum return thereon of ten percent (10%) compounded annually using a year of 360 days through the date of closing of such exchange (such amount, the "Payment Amount"). To facilitate this Section 8.2 in the event any Remaining Member elects to exchange its TPI-HCR Membership Interests for Exchange Debentures, (a) RDVEPCO, L.L.C. ("RDVEPCO") hereby agrees, promptly upon the request of the Company, to transfer to the Company, for the benefit of such Remaining Member, Series B Debentures having a face amount, plus accrued interest thereon as of the date of transfer, equal to the Exchange Amount therefor (such Series B Debentures, the "Transfer Debentures"), such Transfer Debentures to be delivered to the Company in order to facilitate the exchange described in clause (c) hereof, (b) the Company shall pay RDVEPCO in cash an amount equal to such Exchange Amount and (c) upon transfer to the Company by such Remaining Holder of good and marketable title to its TPI-HCR Member Interests, the Transfer Debentures shall be transferred to such Remaining Holder on the books of the Company and immediately thereafter exchanged by the Company for the Exchange Debentures of like amount and terms pursuant to ss. 3.5 of the Indenture, which Exchange Debentures shall be, when so issued, delivered to such Remaining Member. If requested by the Company, RDVEPCO shall transfer sufficient Series B Debentures to the Company, in trust, to be held for the purposes of allowing the Company to make the exchange offer to the Remaining Members contemplated hereby, in advance of the Company making such offer. Upon the completion of such offer, all such Series B Debentures that do not become Transfer Debentures pursuant hereto shall be promptly returned to RDVEPCO. Notwithstanding anything in this Agreement to the contrary, this Section

         8.2 may be further amended, modified or terminated by written agreement executed by the Company and RDVEPCO only.

         Section 9.3 Ratification of Purchase Agreement. The Amended Purchase Agreement, as amended by this Article IX, is hereby ratified and confirmed in all respects.

                                    ARTICLE X

                                  Miscellaneous

         Section 10.1. No Waiver; Modifications in Writing. (a) No failure or delay on the part of the Company, any of the Sellers or TD in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, any of the Sellers or TD at law or in equity. No waiver of or consent to any departure by the Company, any of the Sellers or TD from any provision of this Agreement shall be effective unless in writing and signed by the party entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the Company, the May Purchasers and TD except that the provisions of Section 8.2 of the Purchase Agreement may be amended, modified or terminated by written agreement of the Company and each of the Sellers provided that such amendment, modification or termination shall not be binding upon, or impose any obligations on, TD. Any amendment, supplement or modification of or to any of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

         Section 10.2. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof. Notices may be given by recognized overnight courier services and shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective when delivered or by telecopy in which case it shall be deemed effective upon confirmation of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

              If to Company:

                    Alterra Healthcare Corporation
                    10000 Innovation Drive
                    Milwaukee, Wisconsin 53226
                    Attention: President
                    Fax: (414) 918-5055

              With a copy to:

                    Rogers & Hardin
                    2700 International Tower
                    229 Peachtree Street, N.E.
                    Atlanta, Georgia, 30303
                    Attn: Alan Leet, Esq.
                    Fax: (404) 525-2224

              If to the May Purchasers:

                  RDV Manor Care, L.L.C.
                  RDVEPCO, L.L.C.
                  c/o RDV Corporation
                  126 Ottawa Avenue, N.W.
                  500 Grand Bank Building
                  Grand Rapids, Michigan 49503
                  Attention: Robert H. Schierbeek, Treasurer
                  Fax: (616) 454-4654

                  and

                  Group One Investors, L.L.C.
                  c/o RDV Corporation
                  126 Ottawa Avenue, N.W.
                  500 Grand Bank Building
                  Grand Rapids, Michigan 49503
                  Attention: Robert H. Schierbeek, Treasurer
                  Fax: (616) 454-4654

                  and

                  Holiday Retirement 2000, LLC
                  c/o Emeritus Corporation
                  3131 Elliott Avenue
                  Suite 500
                  Seattle, Washington  98121
                  Attention:  Dan Baty
                  Fax:  (206) 378-4205
                  and

                  Elsa D. Prince Living Trust
                  c/o EDP Management Company, LLC
                  P.O. Box 1649
                  190 River Ave., Suite 300
                  Holland, MI  49423

         With a copy to:

                    Hecht & Lentz
                    333 Bridge, N.W., Suite 330
                    Grand Rapids, MI 49504
                    Attention:  David M. Hecht, Esq.
                    Fax:  (616) 776-7203

         If to the Sellers:

                  RDVEPCO, L.L.C.
                  c/o RDV Corporation
                  126 Ottawa Avenue, N.W.
                  500 Grand Bank Building
                  Grand Rapids, Michigan  49503
                  Attention:  Robert H. Schierbeek, Treasurer
                  Fax:  (616) 454-4654

                  and

                  RDV Manor Care, L.L.C.
                  RDVEPCO, L.L.C.
                  c/o RDV Corporation
                  126 Ottawa Avenue, N.W.
                  500 Grand Bank Building
                  Grand Rapids, Michigan 49503
                  Attention: Robert H. Schierbeek, Treasurer
                  Fax: (616) 454-4654

                  and

                  Elsa D. Prince Living Trust
                  c/o EDP Management Company, LLC
                  P.O. Box 1649
                  190 River Ave., Suite 300
                  Holland, MI  49423

         If to TD:

                  The Toronto-Dominion Bank
                  55 King Street West
                  Toronto Dominion Bank Tower
                  Toronto, Ontario  M5K-1A2
                  Attention:  Natalie Townsend
                  Fax:  (416) 982-5045

         With a copy (which will not constitute notice) to:

                  Kirkland & Ellis
                  153 E. 53rd Street
                  New York, NY  10022
                  Attention:  John L. Kuehn, Esq.
                  Fax:  (212) 446-4900

Any party hereto may change the address to which notices shall be directed under this Section by giving written notice of such change to the other parties.

         Section 10.3. Facsimile Signature; Execution in Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 10.4. Binding Effect; Assignment. The rights of TD under this Agreement may not be assigned to any other Person (other than to an Affiliate of TD acquiring all or a portion of the TD Securities, in which event no consent by the Company shall be required) except with the prior written consent of the Company, which consent shall not be unreasonably withheld (provided, however, the Company may withhold in its sole discretion, reasonably or unreasonably, its consent to TD's assignment of its rights pursuant to Sections 7.5, 7.6, 7.7, 7.8, and 7.9 hereof other than to an Affiliate of TD). The rights of the other parties under this Agreement may not be assigned. This Agreement shall be binding upon the parties hereto, and their respective successors and permitted assigns. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns.

         Section 10.5. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state, without regard to its principles of conflicts of laws.

         Section 10.6. Submission to Jurisdiction; Venue.

         (a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New

York and, by execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address of such party set forth in Section 10.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed any party hereto in any other jurisdiction.

         (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 10.7. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.8 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement.

         Section 10.9. Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         Section 10.10. No Reliance. Each party hereto acknowledges that it has obtained separate advice with respect to the legal, tax and accounting consequences of the transactions contemplated by this Agreement, and that it has neither sought nor relied upon any such advice from any other party hereto or its Affiliates.

         Section 10.11. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the purchase and sale of the TD Debentures and Section 2.2 Debentures to be acquired by TD hereunder, and, as of the date hereof, there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or therein.

         Section 10.12. Further Assurances. The parties hereto each will execute and deliver or cause to be executed and delivered such further instruments and do or cause to be done such further acts as may be reasonably necessary to carry out their respective obligations under this Agreement.


                        [SIGNATURES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

               ALTERRA HEALTHCARE CORPORATION


                        By:  /s/ Mark w. Ohlendorf
                           ----------------------------------------

                        Name:  Mark W. Ohlendorf
                        Title: Senior Vice President, Chief Financial
                               Officer, Treasurer and Assistant Secretary

               RDVEPCO, L.L.C.

                        By: RDV Altco, L.L.C., a member
                        By: RDV Corporation, a member

                        By:  /s/ Robert H. Schierbeek
                           ----------------------------------------
                        Name:  Robert H. Schierbeek
                        Title: Authorized Signatory

                        By: EDP Assisted Living Properties, L.L.C.,
                                 a member
                        By: Elsa D. Prince Living Trust u/a dated
                                 January 24, 1976

                        By:  /s/ Elsa D. Prince
                           ----------------------------------------
                        Name: Elsa D. Prince
                        Title: Trustee

               ELSA D.PRINCE LIVING TRUST u/a dated
                        January 24, 1976


                        By:  /s/ Elsa D. Prince
                           ----------------------------------------
                             Elsa D. Prince, as Trustee

               RDV MANOR CARE, L.L.C.

                        By: RDV Corporation, its manager


                        By:  /s/ Robert H. Schierbeek
                           ----------------------------------------
                        Title:  Robert H. Schierbeek, Treasurer

                        [SIGNATURES FOLLOW ON NEXT PAGE]

               GROUP ONE INVESTORS, L.L.C.

                        By: RDV Corporation, its manager

                        By:  /s/ Robert H. Schierbeek
                           ----------------------------------------
                        Name:  Robert H. Schierbeek
                        Title: Authorized Signatory


               HOLIDAY RETIREMENT 2000, LLC

                        By:  /s/ Daniel R. Baty
                           ----------------------------------------
                        Name:  Daniel R. Baty
                        Title: a member

                        THE TORONTO-DOMINION BANK

                        By:  /s/ John Dryden
                           ------------------------------------
                        Its:      Officer
                            -----------------------------------

                                                                       EXHIBIT A

                 AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT


         This AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (the "Amendment") is entered into as of August 10, 2000, by and between ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (the "Company"); RDVEPCO, L.L.C., a Michigan limited liability company, GROUP ONE INVESTORS, L.L.C., a Delaware limited liability company, HOLIDAY RETIREMENT 2000, L.L.C., A Washington limited liability company, the ELSA D. PRINCE LIVING TRUST and RDV MANOR CARE, L.L.C., a Michigan limited liability company (collectively, the "May Purchasers"); HBK MASTER FUND L.P. ("HBK") and THE TORONTO-DOMINION BANK, a Canadian chartered bank ("TD").

                                    RECITALS:

         A. The Company, the May Purchasers and HBK have entered into that certain Registration Rights Agreement dated as of May 31, 2000, (the "Registration Rights Agreement") wherein the Company granted the May Purchasers and HBK certain registration rights for certain securities of the Company.

         B. The Company, TD and the May Purchasers have entered into that certain Debenture Purchase Agreement dated as of August 10, 2000 (the "Debenture Purchase Agreement") providing, among other things, for the purchase by TD from the Company and certain of the May Purchasers of certain of the Company's Series B 9.75% Convertible Pay-In-Kind Debentures (such debentures to be acquired by TD pursuant to the Debenture Purchase Agreement, together with any debenture issued in exchange for such debenture pursuant to Section 7.8 of the Debenture Purchase Agreement and any debentures issued as a pay-in-kind interest payment on any of such debentures, are referred to herein as the "TD Debentures").

         C. The Company desires to grant to TD registration rights with respect to the TD Debentures, and TD desires to receive such registration rights, all in accordance with the terms of this Amendment.

         D. This Amendment is the Amendment to the Registration Rights Agreement referred to in the Debenture Purchase Agreement. The execution and delivery of this Amendment by the Company, the May Purchasers, HBK and TD is a condition to the TD Closing.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. TD as Investor. TD shall be a party to the Registration Rights Agreement as an "Investor" and as one of the "Investors" under the Registration Rights Agreement as those terms are defined in the Registration Rights Agreement.

         2. TD Debentures as Debentures. The TD Debentures shall be included as "Debentures" under the Registration Rights Agreement as that term is defined in the Registration Rights Agreement.

         3. Amendment and Ratification of Agreement. The Registration Rights Agreement is hereby amended in all respects necessary to give effect to the foregoing and, as hereby amended, is hereby ratified and confirmed in all respects.

         4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Delaware without giving effect to any conflict of law or choice of law provision or rule that would cause the application of the laws of any jurisdiction other than the state of Delaware.

         5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

         IN WITNESS WHEREOF, this Amendment to the Registration Rights Agreement has been executed by the parties hereto as of the date first written above.


                         ALTERRA HEALTHCARE CORPORATION



                          By:
                             ---------------------------------------------------
                          Name:  Mark W. Ohlendorf
                          Title: Senior Vice President, Chief Financial
                          Officer, Treasurer and Assistant Secretary




                        [SIGNATURES FOLLOW ON NEXT PAGE]

                         RDVEPCO, L.L.C.
                                  By: RDV Altco, L.L.C., a member
                                  By: RDV Corporation, a member

                                  By:
                                     -------------------------------------------
                                  Name:  Jerry L. Tubergen
                                  Title: President

                                  By: EDP Assisted Living Properties, L.L.C.,
                                           a member
                                  By: Elsa D. Prince Living Trust u/a dated
                                           January 24, 1976

                                  By:
                                     -------------------------------------------
                                  Name: Elsa D. Prince
                                  Title: Trustee

                         GROUP ONE INVESTORS, L.L.C.
                                  By: RDV Corporation, its manager

                                  By:
                                     -------------------------------------------
                                  Name:  Jerry L. Tubergen
                                  Title: President

                         HOLIDAY RETIREMENT 2000, L.L.C.


                                  By:
                                     -------------------------------------------
                                  Name:  Daniel R. Baty
                                  Title: a member

                         HBK MASTER FUND L.P.
                 By: HBK Investments L.P., its investment manager
                                  By:
                                     -------------------------------------------
                                  Name:  Kevin A. O'Neal
                                  Title: Authorized Signatory





                        [SIGNATURES FOLLOW ON NEXT PAGE]

                    ELSA D. PRINCE LIVING TRUST, u/a dated
                             January 24, 1976


                             By:
                                -----------------------------------------
                                  Elsa D. Prince, as Trustee

                    RDV MANOR CARE, L.L.C.
                             By: RDV Corporation, its manager


                             By:
                                -----------------------------------------

                             Its:
                                 ----------------------------------------


                    THE TORONTO-DOMINION BANK


                             By:
                                -----------------------------------------
                             Name:
                             Title: